SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant      __x__

Filed by a party other than the Registrant ___

Check the appropriate box:

_____  Preliminary Proxy Statement

_____ Confidential for Use of the Commmission Only (as permitted by Rule 14a-6(e)(2))

__x__  Definitive Proxy Statement

_____  Definitive Additional Materials

_____  Soliciting Material Pursuant to Rule 14a-11(c) or
       Rule 14a-12


                      COLONIAL GAS COMPANY
________________________________________________________________
        (Name of Registrant as Specified in Its Charter)



________________________________________________________________
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    __x__  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-
           6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.


                    [END OF SCHEDULE 14A]


                       COLONIAL GAS COMPANY



                        40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852
                         ______________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

      You are hereby notified that the Annual Meeting of Stockholders of Colonial Gas Company (the "Company") will be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts in the Auditorium on the First Floor, on Wednesday, April 17, 1996 at 10:00 a.m. Boston time for the following purposes:

    1. To elect four Class III Directors of the Company to serve for a term of three years.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders entitled to notice of and to vote at the Annual
Meeting are holders of Common Stock of record at the close of business on March 1, 1996, as fixed by action of the Board of Directors.

    The Company's Proxy Statement is submitted herewith.

     It is sincerely hoped that you will attend the Annual Meeting. HOWEVER, YOU ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON. A self-addressed postage paid envelope is enclosed for this purpose. Your proxy is revocable by giving written notice to the Clerk or Transfer Agent of the Company and will not affect your right to vote in person in the event you attend the Annual Meeting.

                               By order of the Board of Directors,


                                            CAROL E. ELDEN
                                                Clerk

March 11, 1996

      YOU  ARE  SINCERELY REQUESTED TO COOPERATE  IN  ASSURING  A
QUORUM  BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY  AND
PROMPTLY MAILING IT IN THE RETURN ENVELOPE.  THANK YOU.

                [END OF NOTICE OF ANNUAL MEETING]


                      COLONIAL GAS COMPANY


                        40 MARKET STREET
                   LOWELL, MASSACHUSETTS 01852
                         ______________

                         PROXY STATEMENT
                          _____________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Colonial Gas Company (the "Company") for use at the Annual Meeting of the holders of its Common Stock, $3.33 par value per share, to be held on Wednesday, April 17, 1996 at the time and place set forth in the Notice of Annual Meeting of Stockholders and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to Stockholders is March 11, 1996.

     The Company's Board of Directors set March 1, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding 8,376,458 shares of Common Stock. Holders of record of Common Stock on such date are entitled to one vote per share at the Annual Meeting and any adjournment thereof. Abstentions and broker non-votes will be considered as shares present for purposes of determining the existence of a quorum.

     The costs of proxy solicitation shall be borne by the Company. Such costs will include a $4,500 fee to Morrow & Co., Inc., which has been retained to assist with proxy solicitations, as well as reimbursement for postage and clerical expenses to brokerage houses, custodians, nominees or other fiduciaries for forwarding documents to beneficial owners of Common Stock held in their names. In addition, Directors, officers and employees of the Company (none of whom will receive any extra compensation for their activities) may solicit proxies by telephone or in person, the expense of which is anticipated to be nominal.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. The proxy may be revoked by the stockholder at any time prior to the voting thereof, by written notice of revocation to either the Clerk of the Company or Boston EquiServe, L.P., P.O. Box 1719, Boston, Massachusetts 02105-9905, or by attending and voting in person at the meeting.

    The principal executive offices of the Company are located at 40 Market Street, Lowell, Massachusetts 01852 (telephone number
(508) 458-3171).

                      ELECTION OF DIRECTORS

     Effective on the date of the Annual Meeting, the Board of Directors has reduced the number of Directors from fifteen to twelve, divided into three classes. Four Directors of Class III are to be elected at the Annual Meeting. Those individuals elected Class III Directors shall serve until the 1999 Annual Meeting or until a successor is duly elected and qualified.

     It is the intention of the persons named in the accompanying form of proxy to vote at the Annual Meeting for the election of the four nominees named on the next page. All the nominees are presently serving as Directors. If any nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as may be designated by the Board of Directors to replace such nominee.

     Directors will be elected by a plurality of the votes properly cast at the meeting. Votes withheld and broker non-votes will not be treated as votes cast for this purpose.


    The names of the nominees for election as Class III Directors and the names of the other Directors whose current terms continue after the Annual Meeting are shown below, together with certain information relating to principal occupation during the last five years and other business experience. Albert C. Dudley, Kenneth R. Lydecker and George E. Wik, who are currently Class III Directors, will not be standing for reelection. The Board of Directors has nominated for election as Class III Directors Victor W. Baur, who is currently a Class I Director, and Daniel
H. LeVan, Jr., who is currently a Class II Director.

                                                        Served as Director
                            Principal Occupation         of the Company
     Name and Age          and Other Directorships      Continuously Since

Nominees
Directors of Class III to be elected for a term expiring in 1999:

Victor W. Baur (52)   Director;  President  of  Transgas      1993
*                     Inc.,    the   Company's    energy
                      trucking  subsidiary,  since  July
                      1990.

Daniel   H.  LeVan,   Director; private investor.             1973
Jr. (71)

Frederic L. Putnam,   Director;   President   and   Chief     1991
III (50) (a) *        Executive  Officer of  the  Company
                      since  February  1995;  previously,
                      President of the Company  from  May
                      1994; Executive Vice President  and
                      General   Manager  of  the  Company
                      from  April  1993 until  May  1994;
                      and  before  that,  Vice  President
                      and    General   Manager   of   the
                      Company.

Andrew   B.  Sides,   Director;    Retired;   previously,     1978
Jr. (70)              Chairman  and Treasurer until  1984
                      of   Rhode   Island  Tool  Company,
                      Inc.,   Providence,  Rhode  Island;
                      Mr.  Sides  is also a  Director  of
                      L.S. Starrett Company.


Continuing Directors
Directors of Class I to continue in office until 1997:


Howard  C.  Homeyer   Director;    Independent    energy      1989
(63)                  consultant since June 1988; Senior
                      Vice  President of  Texas  Eastern
                      Corporation, Houston,  Texas  from
                      May    1985   until   June   1988;
                      President,    Algonquin     Energy
                      Corporation  from  January   until
                      September   1987;  and  President,
                      Texas Eastern Gas Pipeline Company
                      from May 1985 until September 1987
                      (each of said companies is in  the
                      natural      gas      transmission
                      business).

Richard   L.   Hull   Director;   Retired;   previously,      1973
(71)                  President until 1994 of Big  Sandy
                      Management  Company,  Inc.,   coal
                      lessors, Manchester, Massachusetts.

Frederic L. Putnam,   Director; Chairman of the Board of      1973
Jr. (71) *            Directors   and  Senior  Executive
                      Officer   of  the  Company   since
                      February     1995;     previously,
                      Chairman of the Board of Directors
                      and Chief Executive Officer of the
                      Company from April 1984.

Nickolas              Director; Executive Vice President      1993
Stavropoulos (38) *   -  Finance,  Marketing  and  Chief
                      Financial  Officer of the  Company
                      since  February 1995;  previously,
                      Vice President - Finance and Chief
                      Financial  Officer of the  Company
                      from August 1989.



Directors of Class II to continue in office until 1998:

John  P. Harrington   Director;  Senior Vice President  -     1993
(53) *                Gas  Supply  and Assistant  to  the
                      President  of  the  Company   since
                      February  1995;  previously,   Vice
                      President  -  Gas  Supply  of   the
                      Company from August 1989.

John F. Reilly, Jr.   Director;     President,      Chief     1985
(63)                  Executive  Officer and Director  of
                      Fred   C.   Church,  Inc.,  Lowell,
                      Massachusetts, a general  insurance
                      agency;  Mr.  Reilly  is   also   a
                      Director  of Massachusetts Electric
                      Company,  a wholly-owned subsidiary
                      of New England Electric System.

Margaret M.           Director;  Vice President  of  John     1983
Stapleton (59) (b)    Hancock   Mutual   Life   Insurance
                      Company,   Boston,   Massachusetts;
                      Miss  Stapleton is also  a  Trustee
                      of Eastern Utilities Associates.

Charles  O. Swanson   Director;    Retired;   previously,     1986
(64)                  President of the Company from  July
                      1990 until April 1994.
__________
*   Member of the Executive Committee of the Board of Directors.

    (a)   Mr. Putnam, III is Mr. Putnam, Jr.'s son.

    (b) At December 31, 1995, $6,000,000 of the Company's long-term debt was held by John Hancock Mutual Life Insurance Company, of which Miss Stapleton is an officer.

Meetings of the Directors

     In 1995, the Directors held four Board meetings. Each of the Directors who served in 1995 attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served which were held during the time he or she served with the exception of Mr. Putnam, III who attended half of the meetings of the Board and all of the meetings of the committee on which he served.

Directors' Compensation

     Directors who are not salaried officers of the Company received an annual fee of $8,000 in 1995 payable quarterly, plus $500 for each Board of Directors' meeting attended and reimbursement of expenses incurred in connection with such attendance.

     Members of the Audit, Compensation and Nominating Committees of the Board of Directors received a fee of $500 in 1995 for each committee meeting attended and reimbursement of expenses incurred in connection with such attendance.

     The Company has a plan which allows the members of the Board of Directors to defer receipt of all or part of their fees for services as a Director, if the amount deferred is at least $1,000 per year. Interest is credited on the amount deferred. The plan provides for an election to receive the deferred fees in either one lump sum or in semi-annual installments over a period of up to 15 years. The amount deferred under this plan in 1995 was $32,250.


Committees of the Directors

     The Audit Committee of the Directors, which effective with the Annual Meeting will consist of Richard L. Hull (Chairman), Margaret M. Stapleton and such other Directors as the Board may designate, held three meetings in 1995. The duties of this Committee encompass making recommendations on the selection of the Company's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by the Company as they relate to those prevailing in the utility industry; assessing the adequacy of the Company's interim and annual financial statements; reviewing the Company's internal controls; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of the Company; and reporting to the Directors from time to time.

     The Compensation Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Richard L. Hull, John F. Reilly, Jr., and Margaret M. Stapleton, met once in 1995. The duties of this Committee include studying and making recommendations to the Directors with respect to salaries and other benefits to be paid to the officers of the Company. The "Compensation Committee Report on Executive Compensation" is included in this Proxy Statement.

     The Nominating Committee of the Directors, consisting of Andrew B. Sides, Jr. (Chairman), Howard C. Homeyer and Daniel H. LeVan, Jr., held one meeting in 1995. The Nominating Committee will consider recommendations for Director nominations submitted timely by stockholders in writing to the Clerk of the Company. The Company's By-Laws contain provisions dealing with requirements for nomination of Directors by stockholders, including the time when such nominations may be made and the information required to be submitted.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More Than 5% of Outstanding Securities

    The following table sets forth information as of December 31, 1995 with respect to any person or group known to the Company to be the beneficial owner of more than five percent of the Common
Stock.

                                  Amount and Nature of
                                  Beneficial ownership

                                  (A)        (B)            Percent
                              Sole Voting  Shared Voting  of Aggregate
Name  and  Address   Title of  and Invest-  and Invest-     Common
of Beneficial Owner   Class    ment Power    ment Power      Stock

LaSalle National     Common    606,362(b)       0            7.2%
Trust N.A. (a)



__________

      (a) Information herein is based solely on a Schedule 13G report dated February 21, 1996 and filed by LaSalle with the Securities and Exchange Commission.

      (b) LaSalle National Trust, N.A holds 606,362 shares as the Trustee under the Company's Savings Plan pursuant to which the employees who are beneficial owners have rights to direct how they wish to invest their individual accounts among the plan investments and how they wish to have voted the shares of the Company's Common Stock allocated to their accounts.

Management Ownership

      The following table sets forth (i) the number of shares of Common Stock beneficially owned as of December 31, 1995 by each of the Company's Directors, by each of the named executive officers listed in the Summary Compensation Table and by the Company's Directors and executive officers as a group, and (ii) the percentage which such shares bear to the total number of outstanding shares as of that date.

                                        Amount and
                                        Nature of
                                        Beneficial      Percent
         Name of Individual            Ownership of       of
            or Number of               Common Stock     Common
          Persons in Group                 (a)           Stock

Frederic L. Putnam, Jr.
 Individually                           26,588(b)        .323%
 By Corporation                        218,898(c)       2.661%
Frederic L. Putnam, III                  7,919(d)        .096%
Victor W. Baur                           4,323(e)        .053%
John P. Harrington                       2,829(f)        .034%
Nickolas Stavropoulos                    5,145(f)        .063%
Albert C. Dudley                           824(g)        .010%
Howard C. Homeyer                        1,711(h)        .021%
Richard L. Hull                            525(h)        .006%
Daniel H. LeVan, Jr.                   210,774(h)       2.562%
Kenneth R. Lydecker                      1,883(i)        .023%
John F. Reilly, Jr.                      1,173(h)        .014%
Andrew B. Sides, Jr.                    12,673(h)        .154%
Margaret M. Stapleton                      384(h)        .005%
Charles O. Swanson                       2,305(j)        .028%
George E. Wik                              118(k)        .001%
3  other executive officers  of  the     8,373           .102%
Company
Directors and executive officers  of
the Company                            506,446         6.156%
 as a group (18 persons)
__________

      (a) Number of shares based on information furnished to the Company by its Directors and officers and by the Trustee of the Company's Savings Plan.

      (b) Consisting of 742 shares owned solely, 4,811 shares owned jointly with spouse, 1,500 shares owned of record by spouse over which Mr. Putnam, Jr. has or shares the power to direct voting or disposition, or both, and 19,535 shares held in trust for Mr. Putnam, Jr. under the Company's Savings Plan pursuant to which Mr. Putnam, Jr. has the power to direct the disposition and the voting of such shares.

      (c) These shares are held by F. L. Putnam Securities Company, Inc., of which Mr. Putnam, Jr. is a director and owner of approximately 16% of the voting common stock. Brothers of Mr.
Putnam, Jr. are the other directors and stockholders of that corporation. Mr. Putnam, Jr. disclaims beneficial ownership of these shares.

     (d) Consisting of 7,910 shares held in trust for Mr. Putnam, III under the Company's Savings Plan pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares and 9 shares held by Mr. Putnam, III as custodian for his minor child pursuant to which Mr. Putnam, III has the power to direct the disposition and the voting of such shares.

     (e) Consisting of 86 shares owned jointly with spouse, over which Mr. Baur has or shares the power to direct voting or disposition, or both, and 4,237 shares held in trust for Mr. Baur under the Company's Savings Plan pursuant to which Mr. Baur has the power to direct the disposition and the voting of such shares.

     (f) These shares are held in trust for the named individual under the Company's Savings Plan pursuant to which the named individual has the power to direct the disposition and the voting of such shares.

     (g) Consisting of 613 shares owned solely and 211 shares held in trust for Mr. Dudley under the Company's Savings Plan pursuant to which Mr. Dudley has the power to direct the disposition and the voting of such shares. Mr. Dudley is not standing for reelection as a Director.

     (h) Owner of record with sole voting and investment power.

     (i) Consisting of 575 shares owned solely, 1,125 shares owned jointly with spouse, and 183 shares owned of record by spouse, over which Mr. Lydecker has or shares the power to direct voting or disposition, or both. Mr. Lydecker is not standing for reelection as a Director.

     (j) These shares are owned jointly with spouse, over which Mr. Swanson has or shares the power to direct voting or disposition, or both.

     (k) These shares are owned jointly with spouse, over which Mr. Wik has or shares the power to direct voting or disposition, or both. Mr. Wik is not standing for reelection as a Director.

                     EXECUTIVE COMPENSATION

      Shown below is the compensation paid by the Company and its wholly-owned subsidiary, Transgas Inc., during each of the years ending December 31, 1995, 1994 and 1993 for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the most recent fiscal year.

                   Summary Compensation Table

                                                   All Other
Name and Principal          Annual Compensation   Compensation
     Position        Year    Salary       Bonus       (d)

F. L. Putnam Jr.,    1995   $186,018         -      $8,468
Chairman and         1994    186,018         -       5,871
Senior Executive     1993    175,000         -       8,727
Officer


F. L. Putnam, III,   1995    191,360     $3,000 (a)  4,850
President and        1994    173,495         -       4,244
Chief Executive      1993    142,508         -       6,315
Officer, and
Director



Nickolas             1995   175,993       3,000 (a)  2,930
Stavropoulos,        1994   156,637          -       2,787
Executive Vice       1993   145,034      15,000      5,652
President -
Finance, Marketing
and Chief
Financial Officer,
and Director

Victor W. Baur,      1995   139,622       2,710 (b)  4,320
President of         1994   135,555      15,000      3,931
Transgas Inc., and   1993   121,958          -       5,272
Director




John P. Harrington,  1995   129,875       8,144 (c)  4,027
Senior               1994   128,589          -       3,751
Vice President -     1993   119,064          -       3,506
Gas Supply and
Assistant to the
President, and
Director

__________

    (a) Represents a bonus in connection with the rate deferral incentive program as described in the "Compensation Committee
Report on Executive Compensation".

    (b) Represents a merit lump sum bonus in lieu of a merit percentage increase.

    (c) Represents a merit lump sum bonus in lieu of a merit percentage increase of $5,144 and a $3,000 bonus in connection with the rate deferral incentive program.

    (d) Includes (i) the Company's matching contribution to the account of the executive in the Company's Savings Plan (ranging from $2,640 to $3,750 in 1995) and (ii) Company-provided group term life insurance coverage in excess of the Internal Revenue Service Code's non-taxable amount of $50,000 (valued at from $289 to $4,718 in 1995).

      The following table sets forth the current estimated annual benefits payable upon retirement to participants in the Colonial Gas Company Retirement Plan (the "Retirement Plan") and Supplemental Executive Retirement Plan ("SERP") in specified compensation and years of service classifications, assuming (i) continued service until retirement at normal retirement age under the Retirement Plan, and (ii) retirement occurred in 1995 at age 65.

                       Pension Plan Table

  Average       ANNUAL BENEFITS (Based on Years of Service)
   Annual
Compensation     15           20       25        30       35

$100,000     $25,599     $34,132   $42,665   $47,665   $52,665
 125,000      33,099      44,132    55,165    61,415    67,665
 150,000      40,599      54,132    67,665    75,165    82,665
 175,000      48,099      64,132    80,165    88,915    97,665
 200,000      55,599      74,132    92,665   102,665   112,665
 225,000      63,099      84,132   105,165   116,415   127,665

      The Company maintains the Retirement Plan for non-union employees, including all officers, who have attained the age of 21 and who have completed one thousand hours of service in a year. The formula for determining annual benefits under the Retirement Plan's life annuity option for employees with at least 25 years of service is 50% of the employee's highest average annual earnings (salary and merit lump sum payment) received in any 60 consecutive months during the last 10 years prior to retirement plus an additional 1% of final average compensation for each year of service in excess of 25, less 50% of the primary social security benefit, as defined in the Retirement Plan. An employee with less than 25 years of service receives proportionately less according to the ratio of actual years of service to 25 years.

       Messrs. Putnam, Jr., Putnam, III and Stavropoulos participate in the SERP, which was adopted in 1994 and replaces all other supplemental retirement benefit plans and agreements. Under the SERP, participants will receive upon retirement an annual benefit equal to the benefit that would be paid from the Retirement Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual benefit paid from the Retirement Plan. The SERP also provides an annual accrual while a participant is actively employed equal to the amount of Company match that would have been credited to the participant under the Savings Plan if the qualified plan benefit and compensation restrictions did not apply, less the actual Company match credited under the Savings Plan. In addition, the participant may defer under the SERP the amount of compensation that could not be deferred in the Savings Plan due to the qualified plan benefit and compensation restrictions. The annual accruals and deferrals are credited with interest each year and paid to the participant at retirement.

      As of January 1, 1996, the credited years of service under the Retirement Plan and, if applicable, the SERP were as follows:
Mr. Putnam, Jr., 42 years; Mr. Putnam, III, 20 years; Mr. Stavropoulos, 16 years; Mr. Baur, 23 years; and Mr. Harrington, 29 years.

      Mr. Putnam, Jr.'s average annual compensation for the most recent 60 month period for purposes of determining his benefit under the Retirement Plan is considered to be $231,585. The difference between this amount and the amounts set forth in the Summary Compensation Table is attributable to salary which Mr.
Putnam, Jr. was authorized to receive but did not accept. The average annual amount of salary he declined during that period was $13,507.

Change In Control Agreements

     The Company has entered into agreements with a number of its key employees, including each of the five executive officers named in the Summary Compensation Table, providing that in the event of termination of employment within a specified period following a Change in Control (as defined) of the Company (other than termination for cause, death, disability or retirement), or termination by the employee for Good Reason (as defined) following a Change in Control, the employee will become entitled to certain severance payments, service credits under the Retirement Plan based on anticipated salary increases to the date of normal retirement if terminated after the executive is 55 years old, and certain other benefits. All the agreements continue in effect unless terminated by the Company before a Change in Control upon 90 days' prior notice. In the case of Mr. Putnam, Jr., the agreement covers termination within a three year period following a Change in Control and the amount payable is equal to three years' salary. In the cases of Messrs. Putnam, III, Stavropoulos, Baur and Harrington, the applicable period is two years and the amount payable is equal to two years' salary. In all cases there is a limitation on total benefits so as to conform to the limitation on the deductibility of such termination benefits imposed by the Federal tax laws.

Performance Graph

     The graph below compares the cumulative total return, based on stock price appreciation and reinvested dividends, of Colonial Gas Company's Common Stock to the Standard & Poor's (S&P) 500 Stock Index and the S&P 40 Utilities Index for the years ended December 31, 1991 through 1995. These calculations assume $100 invested on January 1, 1991.

[ACTUAL GRAPH]

                                1990  1991  1992  1993  1994  1995

Colonial Gas Company [Symbol]    100   126   162   181   164   184
S&P 500 Stock Index [Symbol]     100   130   140   154   156   215
S&P Utilities 40 Index [Symbol]  100   115   124   142   130   185

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The duties of the Compensation Committee of the Board of Directors include evaluating and making recommendations to the Directors with respect to salaries and other benefits to be paid to the Company's officers, including its executive officers. The Compensation Committee met once in 1995.

     In its evaluation process, the Compensation Committee works within the Company's Performance Planning and Incentive Compensation Program (the "Program") for determining salaries. The Program's components include salary ranges based on position descriptions, individual annual performance reviews and ranges of available merit increases.

      Under the Program, a position description has been established for all non-union positions at the Company, including executive officer positions. Salary ranges are assigned to each position using a point system which measures (i) the knowledge required to perform the job, (ii) the range of discretion inherent within the job, and (iii) the financial or other type of impact of the job on the Company's performance or accomplishments. The Compensation Committee periodically reviews surveys of comparable positions at other utilities to review the Company's executive pay practices. The other utilities are not necessarily those included in the S&P 40 Utilities Index included in the Performance Graph. In addition, information is also gathered from other outside sources and reviewed by the Compensation Committee to ensure the integrity of the Company's compensation program. The Compensation Committee reviewed and approved the salary ranges utilized for the Company's executive officers in 1995.

     The Program also includes annual performance reviews for executive officers, other than the Chairman and Senior Executive Officer (the "Chairman"). These performance reviews are conducted by the executive officer to whom the officer reports, which generally is the President and Chief Executive Officer. In the case of the President, his performance is first evaluated by the Chairman who then reports to the Compensation Committee. The Chairman's performance is evaluated by the Compensation Committee. Each executive officer's 1994 annual performance review was used as a factor in determining where within the applicable salary range the executive officer's compensation was set for 1995.

     As part of the Program, the Compensation Committee also examines the total amount of funds available for non-union personnel, including executive officers. The amount of compensation increases to be made from these funds is based in part upon studies of comparable positions at utilities and other companies and, like the total amount available, is also based in part upon overall Company performance (adjusting that performance for uncontrollable events such as weather). In determining the total amount of funds available for compensation increases for 1995, the Compensation Committee considered such factors as: the favorable performance in 1994 of the Company's Common Stock in comparison to other local distribution companies; 3% customer growth; cost containment efforts and the Company's other operational accomplishments in 1994. Given the aforementioned studies and the Company's performance and accomplishments, the Compensation Committee recommended merit raises or bonuses for the Company's executive officers, including the merit raises and bonuses for the named executive officers as shown in the Summary Compensation Table.

     In  determining  the  President's salary,  the  Compensation
Committee took into account the evaluation by the Chairman, as well as the Company's performance and accomplishments in 1994 as described in the preceding paragraph.

     As part of its ongoing evaluation of compensation for the Company's officers, the Compensation Committee periodically reviews its incentive programs. Effective in 1995, the Company established an incentive compensation program to reward individuals who have direct control over budgetary expenditures for each year that the Company is able to defer a rate increase. Messrs. Putnam, III, Stavropoulos, and Harrington received $3,000 each in 1995. Under the program, the bonuses for executive officers could range up to $10,000 per person per year depending upon the number of years a rate increase is deferred. In addition, from time to time, the Company awards one-time bonuses based on merit.

     The Company does not expect to have compensation exceeding the $1 million limitation for deductibility under Section 162(m) of the Internal Revenue Code.

                                  By the Compensation Committee,

                                  Andrew B. Sides, Jr. (Chairman)
                                  Richard L. Hull
                                  John F. Reilly, Jr.
                                  Margaret M. Stapleton

                      STOCKHOLDER PROPOSALS

      Any stockholder proposals for the Company's 1997 annual meeting of stockholders must be received by the Company at its principal executive office by November 11, 1996 in order to be included in the proxy statement for that meeting. To be considered for inclusion the proposals also must comply with applicable statutes and regulations and the provisions of the by-laws of the Company which include requirements relating to the time when proposals may be submitted and the information that must be provided.

                          OTHER MATTERS

      Management is aware of no other matters which are to be presented for action at the meeting. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy intend to vote said proxy in accordance with their best judgment.

                      INDEPENDENT AUDITORS

      Grant Thornton LLP are the independent certified public accountants for the Company and representatives of Grant Thornton
LLP are expected to be available to make statements or respond to appropriate questions at the Annual Meeting.

                               By Order of the Board of Directors,


                                        CAROL E. ELDEN
                                            Clerk
March 11, 1996

                  [END OF PROXY STATEMENT]




 [PROXY CARD]

                      COLONIAL GAS COMPANY

       THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
              FOR THE APRIL 17, 1996 ANNUAL MEETING

     The undersigned stockholder of Colonial Gas Company (the "Company") hereby appoints Carol E. Elden and Dennis W. Carroll (each with power to act without the other and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 17, 1996 in the Auditorium on the First Floor of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. [Preceeding Sentence in Bold Type]

     The matters referred to on the reverse side are more fully described in the Notice of and Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged. THE DIRECTORS RECOMMEND THAT YOU GRANT AUTHORITY FOR THE ELECTION OF THE NOMINATED DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

      (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)



               [END OF FACING PART OF PROXY CARD]





The Board of Directors recommends a vote "FOR" election of the nominees listed below.

1.     Election of Directors

Nominees:  V.W. Baur, D.H. LeVan, Jr., F.L. Putnam, III,
           A.B. Sides, Jr.


               FOR            WITHHELD
               ALL            FROM ALL
               NOMINEES       NOMINEES

               _______        _______


___________________________ For all nominees except as noted above


          MARK HERE                MARK HERE
          FOR ADDRESS              IF YOU PLAN
          CHANGE AND               TO ATTEND
          NOTE AT LEFT   _____     THE MEETING_____

NOTE: Please sign exactly as your name(s) appear. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:______________________________Date_____________

Signature:______________________________Date_____________

           [END OF REVERSE SIDE OF PROXY CARD]

                         [COVER LETTER]


COLONIAL GAS COMPANY
40 MARKET STREET
LOWELL, MA 01852

March 7, 1996

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C. 20549

RE:  Filing of Definitive Proxy Materials by Colonial
     Gas Company

Dear Sir/Madam:

Colonial Gas Company ("Colonial") is hereby filing electronically its Notice, Proxy Statement and Proxy which will be mailed to stockholders starting on March 11, 1996 in connection with Colonial's April 17, 1996 Annual Meeting of Stockholders.

Please do not hesitate to contact the undersigned if you have any questions about this filing.

Very truly yours,



Timothy A. Clark
Assistant General Counsel

                    [END OF COVER LETTER]